UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2012

SUGARMADE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23446	94-300888
(Commission File Number)	(IRS Employer Identification No.)

2280 Lincoln Avenue, Suite 200, San Jose CA 95125
(Address of Principal Executive Offices)

888-747-6233
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On November 29, 2012, Sugarmade, Inc. (the “Company”), entered into a Share Cancellation Agreement with Scott Lantz pursuant to which Mr. Lantz agreed to the cancellation of 354,722 of his shares of Company common stock.  Mr. Lantz is the Chief Executive Officer, Chief Financial Officer and a Director of the Company.  The foregoing description of the Share Cancellation Agreement is qualified in its entirety by reference to the agreement which is filed as an exhibit to this Current Report.

Item 5.02

Departures of Directors or Certain Officers; Election of Directors;

  Appointment of Certain Officers; Compensatory Arrangements of       Certain Officers.

Effective November 27, 2012, Ed Roffman and C. James Jensen resigned from the Board of Directors of the Company.  The resignations were not the result of any disagreements with the Company.

Effective November 27, 2012, the Board of Directors of the Company appointed Stephan P. Pinto and Jonathan Leong to the Board of Directors to fill the vacancies created by the resignations of Mr. Roffman and Mr. Jensen.

Mr. Pinto, age 58, has served for the past 14 years as President and Chief Executive Officer of Allied Financial Services, Inc., which is an investment and advisory company making investments on behalf of itself and others in emerging companies and real estate syndications. Between October 2009 and July 2010, Mr. Pinto also held the position of Chairman of the Board of directors of our then private subsidiary, Sugarmade, Inc., a California corporation, prior to our acquisition of the subsidiary on May 9, 2011.

Mr. Leong, age 60, is the owner of JLA Risk Services and Insurance Agency, an insurance agency and safety engineering company.  He is also the founder of Legends Bar and Jalapeno Mex Grill which are both located at the San Francisco International Airport.  Mr. Leong is the Chairman and Founder of the Asian American Donor Program, which is an out-reach program for donors to support bone marrow transplants.  He serves as a governor-appointed board member of the California Earthquake Authority, a public-private earthquake insurance agency.  Mr. Leong is a board member of Asian Inc., which focuses on low income housing and small businesses.  He is also a board member of I Hear Inc., a company developing a new kind of hearing aid.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description
10.17	Share Cancellation Agreement dated November 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUGARMADE, INC.

Dated: December 3, 2012	By:	/s/ Scott Lantz
Scott Lantz Chief Executive Officer